Exhibit 1
FOR IMMEDIATE RELEASE
September 5, 2005
Contact Information:
Nissin Co., Ltd.
Hitoshi Higaki
Senior Managing Director
Tel: (TOKYO) +81-3-3348-2424
E-mail: Info-ir@nissin-f.co.jp
Announcement of Organizational Change
Nissin Co., Ltd. (“the Company”), hereby announces that its Board of Directors on September 5, 2005 adopted a resolution to implement the organizational change described below as of the same date.
The company newly established the Real Estate Business Control Department, which aims to expand the benefit to the NIS group by managing real estate-related business in an integrated fashion.

As of September 5, 2005
Organizational Chart

Board of Statutory Auditors
Statutory Auditors
Board of Directors
Chairman of the Board
President
Internal Audit Dept.
Internal Control Dept.
Inter-Company Dept.
Real Estate Business Control Dept.
Osaka Branch Office
Operations Control Div.
System Planning Dept.
Investor Relations Dept.
Controller's Dept.
Finance Dept.
General Affairs Dept.
Human Resources Dept.
Sales & Marketing Control Div.
Tie-up Loan Dept.
Real Estate Finance Dept.
Central Office Sales Dept.
Osaka Sales Dept.
Sales Dept.
Education & Training Dept.
Business Development Dept.
Western Japan Investigation Dept.
Eastern Japan Investigation Dept.
Credit Screening Dept.